EXHIBIT 10.65

                                                                           Draft
                                                                         9/20/96
                                                                         9/24/96
                                                                         9/30/96

                               SERVICES AGREEMENT

        THIS SERVICES AGREEMENT (the "Agreement") dated as of ___________, 1996 by and among Castle Dental Centers of New York, Inc., a New York corporation ("Castle"), American Medical and Life Insurance Company, a New York insurance company ("AMLI"), and Jules V. Lane D.D.S.("Dr. Lane") who agree as follows:

1. INTRODUCTION. Prior to the date of this Agreement, on September 3, 1996, Castle, Dr. Lane and certain other parties entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") which contemplated the purchase by Castle of certain identified assets and the negotiation and execution of certain other agreements between Castle and certain other parties, all as more fully described in the Asset Purchase Agreement. The parties hereto have entered into this Agreement to document certain of such additional agreements reached by them as contemplated by the Asset Purchase Agreement. Initially capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Asset Purchase Agreement.

2. IDENTIFICATION OF SHARED FACILITIES AND EQUIPMENT.Schedule I contains a list of all facilities and equipment to be shared by Castle and AMLI and the ownership thereof. Castle and AMLI agree as to the accuracy of the information contained on Schedule I.

3. USE OF SHARED FACILITIES AND EQUIPMENT. Castle and AMLI agree that for the term of this Agreement, they will share the use of the facilities and equipment described on Schedule I on an as needed basis, with an equitable sharing of operating expenses related to maintenance and operation of the shared facilities and equipment, including but not limited to taxes, insurance and cost of repairs.

4. REPLACEMENT OR OBSOLESCENCE OF SHARED FACILITIES AND EQUIPMENT. At such time as components of the shared facilities and equipment are replaced or become obsolete, the party owning such facilities and equipment or leasing such facilities and equipment shall have the absolute right, but not the obligation, to replace or substitute other facilities and equipment for the facilities and
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equipment no longer in use. The non-owning or non-leasing party shall have the right, but not the obligation, to share the use of such replaced facilities and equipment on the basis described in Section 3.

5. IDENTIFICATION OF SHARED EMPLOYEES. Schedule II contains a list of all employees shared by Castle and AMLI, the employer, job description and the compensation of each. Castle and AMLI agree as to the accuracy of the information contained on Schedule II.

6. USE OF SHARED EMPLOYEES. AMLI and Castle each agree that for the term of this Agreement, each may use the employees of the other described on Schedule II on an as-needed basis. Castle agrees to reimburse AMLI for salary and other expenses related to employment of the AMLI employees used by Castle, including but not limited to taxes, insurance and benefits, and AMLI agrees to reimburse Castle for salary and other expenses related to employment of the Castle employees used by AMLI, including but not limited to taxes, insurance and benefits.

7. REPLACEMENT OF TERMINATED OR RESIGNED EMPLOYEES. At such time as shared employees are terminated or resign, the employer of such personnel shall have the absolute right, but not the obligation, to replace or not replace such employee. The non-employing party shall have the right, but not the obligation, to share the use of any replacement employee on an economic basis calculated in the same manner as described in Section 6.

8. CONFIDENTIALITY. The parties hereto acknowledge that the sharing of facilities, equipment and employees involves the likelihood of each party hereto having access to and knowledge of Confidential Information (as hereinafter defined) of the other. Castle and AMLI each agree that it will not, during or after the term of this Agreement, in whole or in part, disclose such Confidential Information of the other to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever, nor shall it make use of any such Confidential Information for its own purposes or for the purposes of others; provided, however, that nothing in this Section shall be construed to prohibit the disclosure of such Confidential Information by a party hereto (i) to an officer, director employee or agent of Castle or AMLI; (ii) as is reasonably necessary for the performance of its duties and responsibilities under this Agreement; or (iii) as otherwise required by law. If a party hereto is required by law to disclose "Confidential Information," such party shall notify the other party, in writing, of the nature of such disclosure and the Confidential Information to be disclosed, as soon as is possible and/or practical, and permit such other party the opportunity to contest or limit such disclosure.

9. CONFIDENTIAL INFORMATION DEFINED. The term "Confidential Information" shall mean any information of Castle or AMLI, as the case may be (whether written or oral), including all notes, studies, patient lists, information, forms, business or management methods, marketing data, fee schedules, or trade secrets of Castle or AMLI, as the case may be. Confidential Information shall

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also include the terms and provisions of this Agreement and any transaction or document executed by the parties pursuant to this Agreement. Confidential Information does not include any information that (i) is or becomes generally available to and known by the public (other than as a result of an unpermitted disclosure directly or indirectly by a party hereto or its affiliates, advisors, or representatives); (ii) is or becomes available to the receiving party on a nonconfidential basis from a source other than a party hereto or its affiliates, advisors, or representatives, provided that such source is not and was not bound by a confidentiality agreement with or other obligation of secrecy to a party hereto of which the receiving party has knowledge at the time of such disclosure; or (iii) has already been or is hereafter independently acquired or developed by the receiving party without violating any confidentiality agreement with or other obligation of secrecy to a party hereto.

10. DELIVERY OF MATERIALS. Each party hereto further agrees to deliver to the other at the termination of this Agreement, or at any other time upon request, all correspondence, memoranda, notes, records (including computer records and data), drawings, sketches, plans, customer lists, and other documents, which are made, composed, or received by a party hereto solely or jointly with others, during the term of this Agreement and which are in such party's possession, custody, or control at such date and which are related in any manner to the past, present or anticipated business of Castle or AMLI.

11. TERM. Unless terminated sooner by the written agreement of the parties hereto, the term of this Agreement shall commence on the date hereof and continue for so long as Castle (or any of its affiliated dental practices) and AMLI occupy the same premises at 35 Broadway, Hicksville, New York. If either party hereto shall elect to vacate such premises, it shall give the other party hereto not less than eight months prior written notice of such intention to vacate.

12.     MISCELLANEOUS.

               12.1 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors, heirs and assigns of the parties hereto.

               12.2 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

               12.3 HEADINGS. The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

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               12.4 MODIFICATION AND WAIVER. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

               12.5 NO THIRD PARTY BENEFICIARY RIGHTS. This Agreement is not intended to and shall not be construed to give any Person (other than the parties signatory hereto any interest or rights (including, without limitation, any third party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

               12.6 NOTICE. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party shall be sufficiently given if delivered in person or sent by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

               if to Castle, to:

               Castle Dental Centers of New York, Inc.
               1360 Post Oak Boulevard
               Suite 1300
               Houston, Texas   77056-3021

               with a copy to:

               Mr. William D. Gutermuth
               Bracewell & Patterson, L.L.P.
               South Tower Pennzoil Place
               711 Louisiana, Suite 2900
               Houston, Texas   77002-2856

               if to AMLI to:

               American Medical and Life Insurance Company
               35 Broadway
               Hicksville, New York   11801
               Attention:  Jules V. Lane D.D.S.

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               with a copy to:

               Mr. Michael G. Yamin
               Kaufmann, Feiner, Yamin,
                 Gildin & Robbins, LLP
               777 Third Avenue
               New York, New York   10017

or at such other address for a party as shall be specified by like notice, and such notice or communication shall be deemed to have been duly given as of the date so delivered, mailed or sent by telecopier.

               12.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regards to conflict of law rules thereof.

               12.8 SEVERABILITY. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled.

               12.9 ENFORCEMENT. The parties hereto agree that the remedy at law for any breach of this Agreement is inadequate and that should any dispute arise concerning any matter hereunder, this Agreement shall be enforceable in a court of equity by an injunction or a decree of specific performance. Such remedies shall, however, be cumulative and nonexclusive, and shall be in addition to any other remedies which the parties hereto may have.

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        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.

                                            CASTLE DENTAL CENTERS OF NEW YORK,
                                            INC.

                                            By:_____________________________
                                               Name:  Jack H. Castle, Jr.
                                               Title:  Chief Executive Officer

                                            AMERICAN MEDICAL AND LIFE INSURANCE
                                            COMPANY

                                            By:_____________________________
                                               Name:  Jules V. Lane D.D.S.

                                            --------------------------------
                                            Jules V. Lane D.D.S.

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